QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.1

NOTICE OF CALL

NOTICE OF
ORDINARY
MEETING
OF STOCKHOLDERS

April 27-28, 2012

Proxy Statement

LUXOTTICA GROUP S.p.A.
Registered Office in Milan, Via Cantù 2
Fully-paid up share capital of Euro 28,092,017.40
Trade Register of Milan and Fiscal Code no. 00891030272

R.E.A. Milan (Index of Economic and Administrative Information) no. 1348098
VAT no. 10182640150
website: www.luxottica.com

NOTICE OF CALL
ORDINARY MEETING OF STOCKHOLDERS

(Published on the Company's website on March 16, 2012)

          The Ordinary Meeting of Stockholders of Luxottica Group S.p.A. (the "Company") will be held on April 27, 2012 on first call at 11:00 a.m. in Milan, Italy, Via Cantù 2 (accessible from Passaggio Centrale no. 2), and on April 28, 2012 on second call at the same time and in the same place, to consider and vote upon the following:

AGENDA

1.
The approval of the Statutory Financial Statements for the year ended December 31, 2011.

2.
The allocation of net income and distribution of dividends, payable in part out of the extraordinary reserve.

3.
The election of the Board of Directors for the 2012-2014 term:

(a)
Determination of the number of members of the Board of Directors;

(b)
Election of the Directors; and

(c)
Determination of their remuneration.

4.
The election of the Board of Statutory Auditors for the 2012-2014 term:

(a)
Election of the Statutory Auditors; and

(b)
Determination of their remuneration.

5.
The amendment of the remuneration arrangement for the Company's independent registered public accounting firm, PricewaterhouseCoopers S.p.A., for the 2012-2020 term.

6.
An advisory vote on the first section of the remuneration report in accordance with article 123-ter, paragraph 6 of Legislative Decree no. 58/1998.

Information on Share Capital

          At the time of issuance of this notice:

  –
  the Company's issued share capital consists of 468,200,290 ordinary shares with a nominal value of Euro 0.06 per share;

  –
  each ordinary share is entitled to one vote at the meeting; and

  –
  the Company holds 4,681,025 treasury shares directly, for which the right to vote is suspended.

          Any subsequent changes in the stated share capital of the Company and the number of treasury shares held will be published on the Company's website and communicated at the opening of the meeting.

Entitlement to participate in and vote by proxy

          Authorization to participate in the meeting and exercise the right to vote will be confirmed by a notice attesting to such a right sent to the Company by the relevant authorized intermediaries, in compliance with its records, evidencing the party holding the right to vote, based on the evidence at the end of the seventh market day before the date of the meeting on first call (namely April 18, 2012). Anyone who becomes an owner of the shares subsequent to this date cannot legitimately participate in and vote at the meeting.

          Any person who can legitimately participate in the meeting can be represented within the terms and limits of the law. For this purpose, a proxy appointment form can be found in the Governance/GM section of the Company's website, www.luxottica.com, at the Company's registered office and from the relevant authorized intermediaries.

          Proxies may be sent to the Company by means of a registered letter with return receipt requested addressed to the Company's registered office in Milan, Via Cantù 2, attention Corporate Affairs, or electronically to the certified email address: assemblea.luxottica@legalmail.it.

          If the representatives deliver or send to the Company a copy of the proxy, they shall certify the identity of the proxy and that the proxy conforms to the original.

          A proxy, which may contain voting instructions on all or some of the proposals on the Agenda, may be granted without expense to Istifid S.p.A., Società Fiduciaria e di Revisione, Servizio Fiduciario Viale Jenner no. 51, 20159 Milan ("Istifid"), as the representative appointed by the Company in accordance with article 135-undecies, Italian Legislative Decree no. 58/1998. In order for the proxy to be valid, the proxy in its original form must reach Istifid by the end of the second market day before the date of the meeting on first call (namely April 25, 2012). Additionally, a completed proxy may also be sent electronically to the certified email address: 2012assemblea.ww22@istifidpec.it, provided Istifid also receives the original signed form as indicated above.

          Any proxy issued to Istifid will not have any effect on the proposals for which voting instructions have not been given. The proxy and the voting instructions may be revoked by the end of the second market day prior to the date of the meeting on first call (namely April 25, 2012).

          A form of proxy and related instructions on how to complete and transmit this form of proxy are available at the Company's registered office and on the Company's website, www.luxottica.com, in the Governance/GM section.

Right to submit questions before the meeting

          Stockholders can submit questions regarding the Agenda items prior to the meeting by means of registered letter with return receipt requested sent to the Company's registered office, attention Corporate Affairs, or electronically to the certified email address: assemblea.luxottica@legalmail.it. In order for a stockholder to exercise this right, the Company must receive the special notice issued by the offices of the intermediary where the stockholder's shares are held. Questions from stockholders will be answered, at the latest, during the meeting and the Company reserves the right to provide a joint response to questions that have the same content.

Additions to the Agenda

          Stockholders who represent at least one fortieth of the share capital, either individually or jointly, may request that an addition be made to the Agenda, stating the items they propose in their request, within ten days from the publication of the present notice (namely March 26, 2012). The request must be presented in writing to the Company's registered office, attention Corporate Affairs, by means of registered letter, subject to the condition that the letter reaches the Company within the time limit stated above.

          A report on the proposed additional items must also be submitted by stockholders making the proposal in the same manner and within the same time limit stated above as and accompany the request. Additionally, in order for a stockholder to exercise this right, the Company must receive certification of ownership from the relevant authorized intermediary where the stockholder's shares are held.

          Adding items to the Agenda is not permitted with regard to matters which, according to Italian law, may only be considered based on a proposal submitted by the Board of Directors, or of any project or report prepared by them, other than those specified in article 125-ter, paragraph 1, of Italian Legislative Decree no. 58/1998. Any addition to the Agenda shall be published in accordance with the procedures applicable to the publication of this notice at least fifteen days before the date of the meeting on first call.

Information for ADR Holders

          The holders of the Company's American Depositary Shares ("ADRs") listed on the New York Stock Exchange, each representing the right to receive one Ordinary Share, who wish to attend the meeting personally, should contact Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005 (attention: Daniel Belean, Corporate Actions Department, Tel. (+1) 212.250.6612, Fax: (+1) 212.797.0327), at least fifteen days prior to the date of the meeting on first call, in order to be informed about the procedures to attend and vote at the meeting.

Documents

          The following documents and information will be available in the Governance/GM section of the Company's website, www.luxottica.com, within the relevant time frame required by law:

  –
  the Board of Directors' report on the Agenda and the related resolution proposals to be voted on at the meeting;

  –
  the proxy forms, including the ordinary proxy form and the form to be granted to the appointed representative (Istifid) in accordance with article 135-undecies, Italian Legislative Decree no. 58/1998; and

  –
  information on the Company's issued share capital including the number and category of shares into which it is divided.

          Additionally, the Board of Directors' report on the Agenda and the relevant resolution proposals will be available to the public at the Company's registered office and at Borsa Italiana S.p.A. Stockholders can obtain a copy of these materials at their own expense.

          The annual financial report and the remuneration report prepared in accordance with article 123-ter of Italian Legislative Decree no. 58/1998 will also be made available to the public within the relevant time frame required by law.

Election of the Board of Directors

          The Directors will be elected at the meeting from nominee lists submitted by the stockholders in accordance with the procedures described below.

          Each nominee list shall set forth not more than fifteen candidates listed in descending numerical order. Any candidate appearing on more than one nominee list will be declared ineligible. If several nominee lists are submitted, these nominee lists must not be related to each other in any way, not even indirectly. A stockholder cannot submit or participate in a group submitting, including through third parties or by means of trust companies, more than one nominee list.

          Furthermore, stockholders falling within the following categories may submit or contribute to submitting only one list: (a) parties to a stockholders' agreement relating to the Company's shares; (b) a person or a company and its controlled companies; (c) jointly controlled companies; and (d) a company and its directors or general managers.

          In the event of a violation of these rules, the stockholders' vote on any of the nominee lists will be disregarded.

          In accordance with the combined provisions of article 17 of the Company's By-Laws and Consob resolution no. 18083 dated January 25, 2012, nominee lists may be submitted only by those stockholders, who at the time the list is submitted, represent at least 1% of the Company's share capital as stated in the Trade Register according to articles 2444 and 2436, paragraph 6, Italian Civil Code. Compliance with this ownership requirement is determined on the date the nominee lists are submitted.

          The nominee lists, signed by the stockholder or stockholders submitting them, together with the professional resumes of the candidates, statements by the candidates accepting their nomination, confirmation that there is no cause for ineligibility or noncompliance with law, and confirmation that all requirements have been fulfilled with respect to such list, shall be filed at the registered office of the Company (Milan, Via Cantù 2, Monday to Friday between the hours of 9:00 a.m. and 6:00 p.m., attention Corporate Affairs) or sent electronically to the certified email address: assemblea.luxottica@legalmail.it, no later than twenty-five days prior to the meeting on first call (namely April 2, 2012).

          The Company shall make the nominee lists and the relevant accompanying information available to the public at its registered office, on its website and through any methods as established by Consob, at least twenty-one days prior to the meeting on first call.

          Whether the minimum required stock interest is held—which is required for submitting nominee lists—is determined with reference to the shares of stock that are ascertained as registered, in favor of the stockholders who submitted such a list, on the day the nominee list is filed with the Company, with reference to the stock capital subscribed on the same date. A certification attesting to eligibility may be presented to the Company after a nominee list has been submitted, provided that this certification is delivered prior to the date that the Company has fixed for publication of the nominee lists.

          Each nominee list shall contain, and expressly name within the first seven candidates named in the list, at least one Independent Director pursuant to art.147-ter of Italian Legislative Decree no. 58/1998. If the nominee list is made up of more than seven candidates, such list shall include and expressly name a second Independent Director pursuant to art.147-ter. If appropriate, each nominee list may also expressly name the directors who meet the independence requirements provided for by codes of conduct promulgated by organizations managing regulated markets or by relevant trade associations.

          Stockholders intending to submit nominee lists for the Company's Board of Directors should refer to the recommendations of Consob communication no. DEM/9017893 dated February 26, 2009.

Election of the Board of Auditors

          The members of the Board of Auditors, composed of three statutory auditors and two alternate auditors, will be elected at the meeting on the basis of nominee lists submitted by stockholders in accordance with the procedures described below.

          The appointment of one regular statutory auditor, as Chairman, and of one alternate statutory auditor shall be reserved for the minority—which is not part, even indirectly, of the relationship to be considered pursuant to article 148, subparagraph 2, of Italian Legislative Decree no. 58/1998 and the related regulations.

          In accordance with the combined provisions of article 27 of the Company's By-Laws and Consob resolution no. 18083 dated January 25, 2012, nominee lists may be submitted only by those stockholders who, alone or jointly, at the time the list is submitted, represent at least 1% of the Company's share capital as stated in the Trade Register according to articles 2444 and 2436, paragraph 6, Italian Civil Code. Compliance with this ownership requirement is determined on the date the nominee lists are submitted. The lists must be submitted to the registered office of the Company (Milan, Via Cantù 2, Monday to Friday between the hours of 9:00 a.m. and 6:00 p.m., attention Corporate

Affairs) or sent electronically to the certified email address: assemblea.luxottica@legalmail.it, no later than twenty-five days prior to the date of the meeting on first call (namely April 2, 2012).

          The nominee lists shall contain the name of one or more candidates to be appointed as regular auditors and alternate auditors. The names of the candidates shall be listed in descending numerical order in each section (for regular auditors and for alternate auditors) and the candidates listed shall not exceed the total number of auditors to be appointed.

          The nominee lists shall include the following:

(i)
information related to the identity of the stockholders submitting the nominee lists, indicating the percentage of their overall shareholding;

(ii)
a statement made by the stockholders other than those who, either individually or jointly, control or have a controlling or relative majority stockholding in the Company, attesting to the absence of relationships in compliance with art.144-quinquies of Consob resolution no. 11971/1999; and

(iii)
comprehensive information on the personal and professional qualifications of the nominees, as well as a declaration from these candidates whereby the nominees attest that they satisfy the requirements of law and accept their nomination, including a list of any director or auditing duties held in other companies.

          The Company shall make the nominee lists and the relevant accompanying information available to the public at its registered office, on its website and through any other methods as established by Consob, at least twenty-one days prior to the meeting on first call.

          Whether the minimum required stock interest is held—which is required for submitting the nominee lists—is determined with reference to the shares of stock that are ascertained as registered, in favor of the stockholders who submitted such a list, on the day the nominee list is filed with the Company, with reference to the stock capital subscribed on the same date. A certification attesting to eligibility may be presented to the Company after a nominee list has been submitted, provided that this certification is delivered prior to the date that the Company has fixed for publication of the nominee lists.

          In the event that, at the expiry of the deadline for the submission of the nominee lists, only one nominee list has been submitted or nominee lists have been submitted by stockholders who are connected pursuant to applicable provisions, additional nominee lists may be submitted up to the third day after this date. In this case, the stockholder ownership thresholds required for the submission of nominee lists will be reduced by one-half.

          A stockholder cannot submit and vote on more than one nominee list, including through third parties or by means of trust companies. Stockholders belonging to the same group and stockholders who are party to a stockholders' agreement regarding the shares of the Company shall not submit or vote on more than one nominee list, including through third parties or by means of trust companies. Each candidate may appear on only one list, subject to ineligibility.

          Stockholders intending to submit nominee lists for the Company's Board of Statutory Auditors should refer to the recommendations of Consob communication no. DEM/9017893 dated February 26, 2009.

          Given the share capital structure of the Company, as well as our experience from past meetings, it is likely that the meeting will take place and the relevant resolutions will be adopted on April 27, 2012.

Luxottica Group S.p.A. On behalf of the Board of Directors The Chairman, Leonardo Del Vecchio

PROXY STATEMENT

Dear Holder of American Depositary Shares,

          The Board of Directors (the "Board") of Luxottica Group S.p.A. (the "Company") has convened the stockholders for an ordinary meeting, to be held on April 27, 2012 on first call or, failing the attendance of the required quorum, on April 28, 2012 on second call, in either case at 11:00 a.m. in Milan, Italy, Via Cantù 2, (with access through Passaggio Centrale no. 2). Given the share capital structure of the Company as well as our experience from past meetings, it is likely that the ordinary meeting will take place on April 27, 2012. The agenda of the meeting is to consider and vote upon the following:

  (1)
  The approval of the Statutory Financial Statements for the year ended December 31, 2011.

  (2)
  The allocation of net income and distribution of dividends, payable in part out of the extraordinary reserve.

  (3)
  The election of the Board of Directors for the 2012-2014 term:

  (a)
  Determination of the number of members of the Board of Directors;

  (b)
  Election of the Directors; and

  (c)
  Determination of their remuneration.

  (4)
  The election of the Board of Statutory Auditors for the 2012-2014 term:

  (a)
  Election of Statutory Auditors; and

  (b)
  Determination of their remuneration.

  (5)
  The amendment of the remuneration arrangement for the Company's independent registered public accounting firm, PricewaterhouseCoopers S.p.A., for the 2012-2020 term.

  (6)
  An advisory vote on the first section of the remuneration report in accordance with article 123-ter, paragraph 6 of Italian Legislative Decree no. 58/1998.

          By this proxy statement and the attached documentation, the Board of the Company wishes to provide you with details of the resolutions which the Board or the chairman of the meeting, as the case may be, will present regarding the above agenda matters, in the order in which such resolutions will be submitted to the meeting, with a view to enabling you to cast your vote on these resolutions as described below, subject to the terms and conditions described in this proxy statement.

          On the matters to be considered at the ordinary meeting, each ordinary share of the Company (an "Ordinary Share") shall be entitled to one vote and all holders of the Ordinary Shares shall vote together as a single class. The quorum required, in person or by proxy, for an ordinary meeting, upon first call is at least 50% of the total number of issued and outstanding Ordinary Shares, while on second call there is no quorum requirement. Resolutions at ordinary meetings may be adopted, in first and second calls, by a simple majority of Ordinary Shares represented at such meeting.

          As of the close of business on March 8, 2012, Mr. Leonardo Del Vecchio, the Chairman of the Company, has the power to vote 312,133,339 Ordinary Shares, or approximately 66.7% of the outstanding Ordinary Shares. These shares are held through Delfin S.a.r.l. ("Delfin"), a company established and controlled by Mr. Del Vecchio, who holds the voting power for the shares held by such entity. Such voting power enables Mr. Del Vecchio, without any additional votes, to control the approval of the resolutions submitted at the meeting.

          Mr. Del Vecchio has advised the Company that he intends to vote:

          FOR the approval of the Company's Statutory Financial Statements for the year ended December 31, 2011.

          FOR the approval of the allocation of net income and the Company's distribution of a gross cash dividend equal to Euro 0.49 per Ordinary Share (each American Depositary Share ("ADS") represents one Ordinary Share) payable out of the entire 2011 net income (after setting aside the amount for the legal reserve) and, for the remaining amount, payable out of the extraordinary reserve composed of profit of tax years ending after December 31, 2007.

          FOR the approval of the number of Directors on the Board of Directors proposed by Delfin.

          FOR the approval of the list of directors presented by Delfin, provided that the directors will be appointed pursuant to the voting list system set out in article 17 of the Company's By-Laws.

          FOR the approval of the remuneration for the Board of Directors proposed by Delfin.

          FOR the approval of the list of Statutory Auditors presented by Delfin, provided that the Statutory Auditors will be appointed pursuant to the voting list system set out in article 27 of the Company's By-Laws.

          FOR the approval of the remuneration for the Board of Statutory Auditors proposed by Delfin.

          FOR the amendment of the remuneration arrangement for the Company's independent registered public accounting firm, PricewaterhouseCoopers S.p.A., appointed for the 2012-2020 term.

          FOR the Group Remuneration Policy included in the first section of the remuneration report in accordance with article 123-ter, paragraph 6 of Italian Legislative Decree no. 58/1998.

          Set forth below is a description of the matters that will be submitted for approval at the ordinary meeting.

1.  COMPANY'S STATUTORY FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011

          The holders of Ordinary Shares shall be requested to approve certain statutory financial statements of the Company. Under Italian law, a statement of the Company's assets and liabilities prepared on an unconsolidated basis as of the last day of its most recently completed fiscal year pursuant to certain statutory accounting requirements (the "Statutory Financial Statements") in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board must be approved by stockholders at an ordinary meeting of stockholders.

          Pursuant to Italian law, the Statutory Financial Statements must be submitted to the holders of Ordinary Shares for approval. Once approved by the holders of Ordinary Shares, the Statutory Financial Statements must be filed with the Company's Register kept by the Chamber of Commerce in Milan.

          The Company does not believe that its Statutory Financial Statements are as meaningful a statement of the Company's overall financial condition as that set forth in its Consolidated Financial Statements referred to below. Accordingly, the Statutory Financial Statements are not being distributed to the holders of ADSs and such holders who will not attend the meeting personally are not being asked to direct the vote of their deposited Ordinary Shares with respect to the approval of such Statutory Financial Statements. Nevertheless, the holders of ADSs who will attend the meeting personally and, upon fulfillment of the conditions described below, are granted the right to vote at the meeting, shall be entitled to cast their vote with respect to the approval of the Statutory Financial Statements. A copy of the Statutory Financial Statements, together with the reports of the Board, the Board of Statutory Auditors and the Company's Independent Registered Public Accounting Firm, as filed at the Company's registered office, shall be available no later than April 5, 2012 on the Company's website and may be obtained without charge by any holder of ADSs. Requests for copies of the Statutory Financial Statements and such reports should be sent to, or requested by telephone from, the Company's registered office in Milan, Italy, Via Cantù 2, 20123, Tel. +39 02 8633 4718, Fax. +39 02 8633 4092. Such documentation may also be obtained from the Company's website, www.luxottica.com.

          Copies of the Statutory Financial Statements and such reports will also be available at the ordinary meeting.

          The consolidated financial statements reflect the activity of the Company and of the group of companies owned, directly or indirectly, by the Company. The consolidated financial statements as of and for the fiscal year ending December 31, 2011 were prepared in accordance with IFRS and audited by Deloitte & Touche S.p.A., an Independent Registered Public Accounting Firm, as stated in their report thereon (the "Consolidated Financial Statements").

          Copies of the Consolidated Financial Statements and the reports thereon will be available on the website no later than April 5, 2012 and will be available at the Company's registered office. However, no resolution of the stockholders approving the Consolidated Financial Statements is required and, accordingly, the Board will not ask the stockholders to vote thereon.

          The Board proposes that the Ordinary Meeting approve the Statutory Financial Statements as of and for the year ended December 31, 2011.

2.  ALLOCATION OF NET INCOME AND DISTRIBUTION OF DIVIDENDS PAYABLE IN PART OUT OF THE EXTRAORDINARY RESERVE

          The holders of Ordinary Shares shall be requested to approve the proposed allocation of net income, including the proposed dividend distribution payable out of the entire net income for the fiscal period ending on December 31, 2011 (after setting aside the amount for the legal reserve) and, for the remaining amount, payable out of the extraordinary reserve composed of profits of tax years ending after December 31, 2007. Italian law provides that the payment of annual dividends is subject to approval of the holders of Ordinary Shares at the ordinary meeting. Under Italian law, before dividends may be paid with respect to the results of any year, an amount equal to 5% of net income of the Company on an unconsolidated basis for such year must be set aside to the Company's legal reserve until the total legal reserve equals at least one-fifth of the nominal value of the Company's issued share capital. The legal reserve requirement is thereafter fulfilled each year when it equals at least one-fifth of the nominal value of the Company's issued share capital for each such year. Amounts so set aside are not available to fund dividends.

          The Board will submit to the holders of Ordinary Shares for their approval the distribution of dividends in the gross amount of Euro 0.49 per Ordinary Share (each ADS represents one Ordinary Share), out of the Company's entire net income for the fiscal period ending on December 31, 2011 (after setting aside the amount for the legal reserve) and, for the remaining amount, payable out of the extraordinary reserve composed of profits of tax years ending after December 31, 2007. Last year, the Company distributed a dividend equal to Euro 0.44 per Ordinary Share.

          Treasury shares held directly by the Company are not entitled to dividends. As of March 9, 2012, the Company directly held 4,681,025 Ordinary Shares.

          If approved, the maximum aggregate amount that could be paid by the Company in connection with this year's dividend, based on the current issued and outstanding share capital of Euro 28,092,017.40, taking into account the amount of treasury shares held by the Company as of March 9, 2012 and assuming that all stock option beneficiaries exercised all their vested and exercisable options, would be approximately Euro 228 million. The funds available for the payment of the dividends would be paid out of the Company's 2011 net income equal to approximately Euro 180.9 million, after setting aside, on the basis of the current share capital, the amount for the legal reserve of approximately Euro 16,992.5 and out of the extraordinary reserve composed of profits of tax years ending after December 31, 2007. The definitive amount of the legal reserve to be set aside will be determined on the basis of the issued share capital as of the date of the ordinary meeting.

          The Board will propose to set May 24, 2012 as the date for payment of dividends to all holders of Ordinary Shares of record on May 23, 2012, including Deutsche Bank Trust Company Americas as depositary on behalf of the ADS holders.

          Deutsche Bank Trust Company Americas, acting as depositary with respect to the ADSs, has advised the Company that the dividend amount for each ADS holder will be paid commencing on May 31, 2012, to all such holders of record on May 23, 2012. Deutsche Bank Trust Company Americas has advised the Company that after the close of business on May 18, 2012, through and including May 23, 2012, it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs, as applicable. Deutsche Bank Trust Company Americas shall pay such dividends in U.S. dollars by converting the Euro amount of the dividend, net of the applicable tax, at the market Euro/U.S. dollar exchange rate in effect on May 24, 2012. Attached to this Proxy Statement as Annex A you will find a letter from the Company providing information regarding the procedure to be used by ADS holders who are U.S. residents, Italian residents or residents of countries having an anti-double taxation treaty with the Republic of Italy, pension funds established in, or companies or entities subject to corporation tax and resident in, states that are members of the European Union or participants in the European Economic Area and are included in the list provided for by Italian Ministerial Decree September 4, 1996 (as amended and supplemented), for the purposes of obtaining reduced/NIL tax on dividends as provided for by the Italian domestic legislation or the applicable tax treaties.

3.  APPOINTMENT OF THE BOARD OF DIRECTORS, DETERMINATION OF THE NUMBER OF ITS MEMBERS AND DETERMINATION OF THEIR REMUNERATION

          Upon the approval of the 2011 Statutory Financial Statements, the current Board of Directors' terms will expire. Therefore, the ordinary meeting is invited to proceed, in accordance with the voting list system set forth in article 17 of the By-Laws, to appoint a new Board of Directors. Members of such Board of Directors shall hold their office until the approval of the Company's Statutory Financial Statements as of and for the year ended December 31, 2014.

          Specifically, the ordinary meeting shall: (i) determine the number of Board members; (ii) appoint the directors; and (iii) determine their remuneration for the three-year term.

          The Board of Directors, composed in accordance with the By-Laws of not less than five and not more than fifteen directors, will be elected by the stockholders at the ordinary meeting on the basis of nominee lists presented by stockholders pursuant to the procedures indicated hereinafter.

          In accordance with the combined provisions of article 17 of the Company's By-Laws and Consob resolution no. 18083 dated January 25, 2012, nominee lists may be submitted only by those stockholders, who at the time the list is submitted, represent at least 1% of the Company's share capital as stated in the Trade Register according to articles 2444 and 2436, paragraph 6, Italian Civil Code. Compliance with this ownership requirement is determined on the date the nominee lists are submitted.

          Each nominee list shall set forth not more than fifteen candidates listed in descending numerical order. Any candidate appearing on more than one nominee list will be declared ineligible. If several nominee lists are submitted, these nominee lists must not be related to each other in any way, not even indirectly. A stockholder cannot submit or participate in a group submitting, including through third parties or by means of trust companies, more than one nominee list.

          Each nominee list shall contain, and expressly name within the first seven candidates named in the list, at least one Independent Director pursuant to art.147-ter of Italian Legislative Decree no. 58/1998. If the nominee list is made up of more than seven candidates, such list shall include and expressly name a second Independent Director pursuant to art.147-ter. If appropriate, each nominee list may also expressly name the directors who meet the independence requirements provided for by codes of conduct promulgated by organizations managing regulated markets or by relevant trade associations.

          The nominee lists, signed by the stockholder or stockholders submitting them, together with the professional resumes of the candidates, statements by the candidates accepting their nomination, confirmation that there is no cause for ineligibility or noncompliance with law, and confirmation that all requirements have been fulfilled with respect to such list, shall be submitted to the registered office of the Company (Milan, Via Cantù 2, Monday to Friday between the hours of 9:00 a.m. and 6:00 p.m., attention Corporate Affairs) or sent electronically to the certified email address: assemblea.luxottica@legalmail.it, no later than twenty-five days prior to the meeting of stockholders on first call (namely April 2, 2012).

          Whether the minimum required stock interest is held—which is required for submitting the nominee lists—is determined with reference to the shares of stock that are ascertained as registered, in favor of the stockholders who submitted such a list, on the day the nominee list is filed with the Company, with reference to the stock capital subscribed on the same date. A certification attesting to eligibility may be presented to the Company after a nominee list has been submitted, provided that this certification is delivered prior to the date that the Company has fixed for publication of the nominee lists.

          For more detailed information on procedures for filing the nominee lists, please see the attached Notice of Call.

          At the end of the voting, the candidates from the two nominee lists that have obtained the highest number of votes will be elected, according to the following criteria:

  (i)
  all members of the Board up to the number of members of the Board previously determined by the ordinary meeting less one will be elected from the list which obtains the most votes (hereinafter, the "Majority List").

    Such candidates will be appointed in the numerical order they appear on the list.

  (ii)
  one director shall be the candidate listed first on the list which has obtained the second highest number of votes and who is not related to or affiliated with, even indirectly, the stockholders who have presented or voted for the Majority List according to the applicable provisions (hereinafter, the "Minority List"). However, if, for a Board composed of seven or fewer members, an Independent Director in accordance with article 147ter is not elected from the Majority List or, in the event the Board is composed of more than seven members, only one Independent Director in accordance with article 147ter has been appointed, then the first Independent Director in accordance with article 147ter indicated in the Minority List shall be elected instead of the first candidate indicated in the Minority List.

    The nominee lists which have not reached a percentage of votes equal to at least half of the percentage of votes required to submit a list will not be taken into consideration.

    The first candidate listed on the Majority List will be appointed as Chairman of the Board of Directors.

          In the event of a tie with respect to the top two nominee lists, the ordinary meeting will proceed to take a new vote on only the top two lists.

          If only one list has been submitted, the ordinary meeting will vote on this list and, if the relevant majority is reached, the candidates listed in descending numerical order will be elected as directors until the number fixed by the ordinary meeting is reached, without prejudice to the obligation of the ordinary meeting to appoint a minimum number of Independent Directors in accordance with article 147ter. The candidate listed first on this list will be elected as Chairman of the Board of Directors.

          In the event that there are no nominee lists, the Board of Directors is appointed by the ordinary meeting based on the majority vote as required by Italian law.

          The Company shall make available to the public the nominee lists at its registered office, on its website, www.luxottica.com and in any other manner provided for by applicable law and regulations, at least twenty-one days prior to the date of the ordinary meeting of stockholders on first call.

4.  APPOINTMENT OF THE BOARD OF STATUTORY AUDITORS AND DETERMINATION OF THEIR REMUNERATION

          Upon the approval of the 2011 Statutory Financial Statements, the current Board of Statutory Auditors' term will expire. Therefore, the ordinary meeting is invited to proceed, in accordance with the voting list system set forth in article 27 of the Company's By-Laws, to appoint a new Board of Statutory Auditors, composed of three regular auditors and two alternate auditors. Members of such Board of Statutory Auditors shall hold their office until the approval of the Company's Statutory Financial Statements as of and for the year ended December 31, 2014.

          The members of the Board of Auditors, composed of three statutory auditors and two alternate auditors, will be elected at the meeting on the basis of nominee lists submitted by stockholders in accordance with the procedures described below.

          The appointment of one regular statutory auditor, as Chairman, and of one alternate statutory auditor shall be reserved for the Minority List of statutory auditors (as defined below) in accordance with article 27 of the Company's By-Laws. The Minority List may not be related to or affiliated with, even indirectly, the stockholder or stockholders who submitted or voted for the nominee list which had the most number of votes, as required by article 148, paragraph 2 of Italian Legislative Decree no. 58/1998.

          In accordance with the combined provisions of article 27 of the Company's By-Laws and Consob resolution no. 18083 dated January 25, 2012, nominee lists may be submitted only by those stockholders who, alone or jointly, at the time the list is submitted, represent at least 1% of the Company's share capital as stated in the Trade Register according to articles 2444 and 2436, paragraph 6, Italian Civil Code. Compliance with this ownership requirement is determined on the date the nominee lists are submitted. The lists must be submitted to the registered office of the Company (Milan, Via Cantù 2, Monday to Friday between the hours of 9:00 a.m. and 6:00 p.m., attention Corporate Affairs) or sent electronically to the certified email address: assemblea.luxottica@legalmail.it, no later than twenty-five days prior to the date of the meeting on first call (namely April 2, 2012).

          The nominee lists shall contain the name of one or more candidates to be appointed as regular auditors and alternate auditors. The names of the candidates shall be listed in descending numerical order in each section (for regular auditors and for alternate auditors) and the candidates listed shall not exceed the total number of auditors to be appointed.

          The nominee lists shall include the following:

  (i)
  information related to the identity of the stockholders submitting the nominee lists, indicating the percentage of their overall shareholding;

  (ii)
  a statement made by the stockholders other than those who, either individually or jointly, control or have a controlling or relative majority stockholding in the Company, attesting to the absence of relationships in compliance with art.144-quinquies of Consob resolution no. 11971/1999; and

  (iii)
  comprehensive information on the personal and professional qualifications of the nominees, as well as a declaration from these candidates whereby the nominees attest that they satisfy the requirements of law and accept their nomination, including a list of any director or auditing duties held in other companies.

          Whether the minimum required stock interest is held—which is required for submitting the nominee lists—is determined with reference to the shares of stock that are ascertained as registered, in favor of the stockholders who submitted such a list, on the day the nominee list is filed with the Company, with reference to the stock capital subscribed on the same date. A certification attesting to eligibility may be presented to the Company after a nominee list has been submitted, provided that this certification is delivered prior to the date that the Company has fixed for publication of the nominee lists.

          In the event that, at the expiry of the deadline for the submission of the nominee lists, only one nominee list has been submitted, or nominee lists have been submitted by stockholders who are connected parties pursuant to applicable provisions, additional nominee lists may be submitted up to the third day after this date. In this case, the stockholder ownership thresholds required for the submission of nominee lists will be reduced by one-half.

          A stockholder cannot submit and vote on more than one nominee list, including through third parties or by means of trust companies. Stockholders belonging to the same group and stockholders who are party to a stockholders' agreement regarding the shares of the Company shall not submit or vote on more than one nominee list, including through third parties or by means of trust companies. Each candidate may appear on only one nominee list, subject to ineligibility.

          For more detailed information on procedures for filing the nominee lists, please see the attached Notice of Call.

          The appointment of the statutory auditors shall occur according to the following criteria:

  (i)
  two regular auditors and one alternate auditor shall be taken from the list which has obtained the highest number of votes (the "Majority List"), on the basis of the descending numerical order by which the candidates are listed; and

  (ii)
  one regular auditor, who will be also the Chairman of the Board of Statutory Auditors, and one alternate auditor shall be taken from the list which has obtained the second highest number of votes and which shall not be related to or connected with, in any manner, the stockholders who have presented or voted for the Majority List (as defined in (i) above) pursuant to applicable law (the "Minority List") on the basis of the descending numerical order by which the candidates are listed. In the event the nominee lists receive the same number of votes, in the first instance, the list submitted by the stockholders who hold the higher number of shares when the list is submitted or, in the second instance, by the higher number of stockholders, shall prevail.

          The ordinary meeting shall also approve the remuneration for the Board of Statutory Auditors for their three-year term.

          The Company shall make available to the public the nominee lists at its registered office, on its website, www.luxottica.com and in any other manner provided for by applicable law and regulations, at least twenty-one days prior to the date of the ordinary meeting of stockholders on first call.

5.  AMENDMENT OF THE REMUNERATION ARRANGEMENT FOR THE COMPANY'S INDEPENDENT REGISTERED ACCOUNTING FIRM, PRICEWATERHOUSECOOPERS S.P.A.

          At the 2011 Ordinary Meeting of Stockholders, PricewaterhouseCoopers S.p.A. was appointed as the Company's new independent registered public accounting firm for a nine-year term beginning with the fiscal year commencing on January 1, 2012. The stockholders also approved a proposal relating to the terms of engagement and fees payable for services to be provided during the term of engagement at this meeting. Subsequent to this appointment, the Company completed the partial demerger of Luxottica S.r.l., a wholly-owned subsidiary of Luxottica Group S.p.A. The assets of Luxottica S.r.l. that, in connection with the demerger, were transferred to Luxottica Group S.p.A. were primarily the license contracts and distribution activities of the subsidiary. As a result of this transaction, PricewaterhouseCoopers S.p.A. has increased its estimate of the number of hours that will be required for their audit and related services and fees payable by the Company. As a consequence, the fees that will be paid by our subsidiary Luxottica S.r.l. will be proportionally decreased.

          The Company's Board of Statutory Auditors has recommended that additional fees be paid to the Company's independent registered public accounting firm, PricewaterhouseCoopers S.p.A., as a result of the demerger transaction. Accordingly, the stockholders will be requested to also approve the increase in fees described in this proposal.

          An English translation of the full text of the proposal of the Board of Statutory Auditors is attached hereto as Annex D.

6.  ADVISORY VOTE ON SECTION 1 OF THE REMUNERATION REPORT ACCORDING TO ARTICLE 123ter, PARAGRAPH 6 OF LEGISLATIVE DECREE no. 58/1998

          In accordance with article 123ter section 6, Italian Legislative Decree no. 58/1998, the Group Remuneration Policy is being submitted to the ordinary stockholders' meeting in order to give stockholders an opportunity to cast an advisory vote on various elements of the remuneration to be awarded to the Company's directors, auditors and executive officers. The vote on this resolution is consultative only and does not bind the Board. The Group Remuneration Policy includes the remuneration principles and guidelines of the Luxottica Group with specific reference to executive directors and/or directors holding special offices and executives with strategic responsibilities.

          The Group Remuneration Policy contains: specific provisions on governance processes and requirements; remuneration principles and guidelines; definitions of the components of remuneration that may be awarded to various employees of the Company (including fixed remuneration, variable remuneration, long-term incentives and benefits); and remuneration awarded to members of the Company's Board of Directors and key managers. With the Group Remuneration Policy, the Company strives to create a comprehensive remuneration structure based on actual performance that will attract and retain key personnel.

          An English translation of the full text of the Group Remuneration Policy will be furnished to the U.S. Securities and Exchange Commission on Form 6-K and will also be available as part of the Board of Directors' report posted on the Company's website, www.luxottica.com.

          The Board proposes that the stockholders vote in favor of the Group Remuneration Policy.

          The complete Remuneration Report prepared by the Company according to article 123ter, Italian Legislative Decree no. 58/1998, will be available on the Company's website twenty-one days before the meeting.

* * *

          The resolutions under paragraphs 1, 2, 3, 4 and 5, as well as the individual subsections to paragraphs 3 and 4, above require the affirmative vote of the holders of a majority of Ordinary Shares entitled to vote at the ordinary meeting, subject to the provisions of articles 17 and 27 of the By-Laws relating to the rights pertaining to minority stockholders. The resolution under paragraph 6 is being submitted in order to give stockholders the opportunity to cast an advisory vote on the Company's remuneration policies. The By-Laws of the Company are available on the Company's website at www.luxottica.com.

VOTING PROCEDURES

          You may cast your vote on the resolutions referred to above either by completing the enclosed Voting Instruction Card and mailing it pursuant to the instructions included therein or by attending the ordinary stockholders' meeting personally. Should you elect to cast your vote personally at the meeting, you will be required to follow the procedure established by the Company in agreement with Deutsche Bank Trust Company Americas, as depositary. According to such procedures, you are required to provide Deutsche Bank Trust Company Americas not later than 12:00 p.m. (noon) Eastern Time on April 22, 2012, evidence that (i) you are an ADS holder as of April 18, 2012 close of business and (ii) you have not already exercised the voting rights pertaining to the ADSs held by you by mailing the attached Voting Instruction Card. Details on how to fulfill such requirements are contained in the letters attached hereto as Annex B and Annex C.

          Deutsche Bank Trust Company Americas has advised the Company that after the close of business on March 16, 2012, through and including April 18, 2012, it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs.

          The Company believes that the foregoing information and the attached documents will be sufficient to enable you to cast your vote in connection with each of the resolutions described above which are being submitted for your approval. Stockholders should ensure that they have the most current information available regarding each of the resolutions by consulting the Company's website, www.luxottica.com, on or after April 6, 2012, when final nominee lists will be made available.

Many thanks and best regards,
Luxottica Group S.p.A.

Milan, March 16, 2012

ANNEX A
ATTENTION: IMPORTANT NOTICE CONCERNING
THE TAXATION OF DIVIDENDS
PAYABLE BY LUXOTTICA GROUP S.p.A.

March 2012

Dear Holder of American Depositary Shares,

          As noted in the enclosed Proxy Statement, at the ordinary stockholders' meeting of Luxottica Group S.p.A. (the "Company") which will be held on April 27, 2012 on first call (or on April 28, 2012 on second call), the Board of Directors of the Company will submit to stockholders a proposal to adopt a resolution for the distribution of dividends. The Board will propose to distribute a cash dividend in the amount of Euro 0.49 per American Depositary Share (each American Depositary Share represents one Ordinary Share), payable out of 2011 net income and in part out of extraordinary reserve composed of profits of tax years ending after December 31, 2007.

          The Company will pay the dividend to all holders of ADSs of record on May 23, 2012. In order to be a holder of record on May 23, 2012 and thus be entitled to such dividend, you must purchase the ADSs on or before May 18, 2012.

          The dividend will be paid on May 24, 2012, in Euro, by Monte Titoli S.p.A., authorized intermediary, to all depository banks of the stockholders. For the holders of ADSs, the dividend will be paid to Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement. Deutsche Bank Trust Company Americas anticipates that dividends will be payable to all the ADS holders commencing from and after May 31, 2012, upon satisfaction of the documentation requirements referred to below, at the U.S. Dollar/Euro exchange rate on May 24, 2012.

          The ADSs listed on the New York Stock Exchange will be traded ex-dividend on May 21, 2012.

          Dividends paid to beneficial owners who are not Italian residents and do not have a permanent establishment in Italy to which the shares are effectively connected are generally subject to a 20 per cent substitute tax rate. Accordingly, the amount of the dividend paid to Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement, will be subject to such Italian substitute tax. Therefore, the amount of the dividends that the holders of ADSs will initially receive will be net of such Italian substitute tax.

          All owners of ADSs will be given the opportunity to submit to Deutsche Bank Trust Company Americas, in accordance with the procedure set forth by it, the documentation attesting to (i) their residence for tax purposes in Italy or in countries which have entered into anti-double taxation treaties with the Republic of Italy pursuant to which reduced/NIL tax rates may become directly applicable; (ii) their status as companies or entities subject to corporation tax and resident in countries that are European Union Member States (the "EU") or participants in the European Economic Area (the "EEA") and are included in the list provided for by Italian Ministerial Decree September 4, 1996 (as amended and supplemented) (the "Decree"), and as such entitled to a reduced tax rate of 1.375% on distributions of profits for the tax years ending after the tax year ended December 31, 2007; or (iii) their status as pension funds established in an EU or an EEA country and included in the list provided for by the Decree and as such entitled to a reduced tax rate of 11% on profits distributed on or after July 29, 2009. Non-Italian resident ADS holders, holding shares directly with Deutsche Bank Trust Company Americas, will receive instructions on how to obtain their tax treaty benefits, or the reduced tax rate provided to certain non-Italian residents by the Italian domestic law, by mail. If you would like further information you may contact Deutsche Bank Trust Company Americas c/o Globe Tax Services at 1-800-876-0959 or

1-212-747-9100. Beneficial ADS holders (outside of Italy) who are holding through a Bank or Broker should contact the Bank or Broker directly so that they may assist in obtaining the documentation needed to apply for a reduced/NIL tax rate.

          As soon as the required documentation is delivered by Deutsche Bank Trust Company Americas to Deutsche Bank S.p.A., such bank shall endeavor to effect repayment of the entire 20% withheld or the balance between the 20% withheld at the time of payment and the rate actually applicable to the ADS holder, as the case may be. By way of example, Italy and the United States (as well as many other countries) are parties to a tax treaty pursuant to which the rate of the tax applicable to dividends paid by an Italian resident company to a U.S. resident entitled to the benefits under the treaty may in certain cases be reduced to 15%. Therefore, U.S. resident ADS holders entitled to the 15% rate provided by the currently applicable Italy-United States treaty have the opportunity to be repaid a further 5% of the gross dividend, which is the difference between the 20% withheld at the time of payment of the dividend and the 15% substitute tax provided for by the Italy-U.S. tax treaty.

          The Company recommends to all ADS holders who are interested in taking advantage of such an opportunity that they request more detailed information regarding the exact procedure to be followed from Deutsche Bank Trust Company Americas (ADR Department, Tel. +1-800-876-0959; Fax. + 1-866-888-1120, attn. Gina Seroda) or directly from the Company's registered office in Italy (Investor Relations Department, Tel. +39-02-8633-4718; Fax. +39-02-8633-4092). Such information is also available on the Company's website, www.luxottica.com.

          ADS Holders who are Italian residents should refer to forms A to G, which can be downloaded from the Company's website (www.luxottica.com). For further information please contact the local Italian Tax Agent bank, Deutsche Bank S.p.A. (Piazza del Calendario, 3 - 20126 Milano Mr. Michele Vitulli, Tel. +39-02-4024-3938 michele.vitulli@db.com or Mr. Roberto Auri, Tel. +39-02-4024-3406 roberto.auri@db.com or Mrs. Daniela Galeazzi, Tel. +39-02-4024-5350, daniela.galeazzi@db.com or Ms. Elena Geruntino, Tel. +39-02-4024-2627, elena.geruntino@db.com).

          Please note that in order for non-Italian resident ADS holders to take advantage of the accelerated tax refund (Quick Refund), the certification by the respective tax authority must be dated before May 24, 2012 (the dividend payment date in Euro), and Deutsche Bank Trust Company Americas or Deutsche Bank S.p.A. should receive the certification on or before September 20, 2012, for Deutsche Bank Trust Company Americas, and on or before September 27, 2012, for Deutsche Bank S.p.A.

          ADS holders are further advised that, once the amounts withheld are paid to the Italian tax authority, the ADS holders who are entitled to a reduced tax rate may only apply to the Italian tax authority to receive the reimbursement of the excess tax applied to the dividends received from the Company. Such procedure customarily may take years before the reimbursement is actually made. Therefore, the above-mentioned procedure for direct application of reduced withholding rate was established by the Company in the best interest of its stockholders.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

ANNEX B

Form for BENEFICIAL OWNERS

IMPORTANT NOTICE

ORDINARY MEETING OF STOCKHOLDERS
LUXOTTICA GROUP S.p.A.
TO BE HELD ON APRIL 27, 2012 ON FIRST CALL,
ON APRIL 28, 2012 ON SECOND CALL
HOW TO ATTEND

Dear Beneficial Holder of American Depositary Shares,

          As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary meeting (the "Meeting") of the stockholders of Luxottica Group S.p.A. (the "Company") will be held on April 27, 2012 on first call, or, failing the attendance of the required quorum, on April 28, 2012 on second call, in either case in Milan, Italy, Via Cantù 2 (with access through Passaggio Centrale no. 2), at 11:00 a.m.

          The beneficial owners of American Depositary Shares ("ADSs") of the Company ("Beneficial Owners") are entitled either to:

          A.    instruct Deutsche Bank Trust Company Americas, as depositary of the ordinary shares of the Company (the "Ordinary Shares"), regarding the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective ADSs by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

          B.    attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the ADSs held by them.

          By this letter, the Company wishes to provide the Beneficial Owners with instructions as to the requirements to be fulfilled by those Beneficial Owners who wish to attend the Meeting and cast their vote personally.

          Pursuant to Italian law governing the Meeting, merely holding ADSs does not automatically permit the Beneficial Owners to attend the Meeting or to exercise voting rights.

          In light of the foregoing, all Beneficial Owners who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the Beneficial Owners with the requirements set forth below.

          All Beneficial Owners who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than April 22, 2012 at 12:00 p.m. (noon) Eastern Time with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the Beneficial Owners as part of the mailing of the Proxy Statement to all of the Beneficial Owners of ADSs of record on March 16, 2012.

2.
A certification in the form of Schedule 1 hereto issued by the bank or broker that is holding the ADSs on behalf of the Beneficial Owners.

          Deutsche Bank Trust Company Americas has advised the Company that after the close of business on March 16, 2012, through and including April 18, 2012 (the record date, according to Italian Law, for holders of Ordinary Shares), it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs.

          Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the Beneficial Owners for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy after 9:00 a.m. on the date of the Meeting at the registered office of the Company, in Milan, Italy, Via Cantù 2. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the bank or broker that has issued the certification referred to in section 2 above to be a holder of record on April 18, 2012 for the number of ADSs referred to in the certification. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

          If the voting rights pertaining to the ADSs held by any Beneficial Owner have been exercised through the mailing of the Voting Instruction Card, the Beneficial Owners may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the Beneficial Owner shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

          Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Daniel Belean Corporate Actions Department Tel. +1 212-250-6612 Fax. +1 212-797-0327

SCHEDULE 1 TO ANNEX B

Form of Certification for BENEFICIAL OWNERS

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attention: Daniel Belean	Date: April , 2012

Dear Sirs,

          The undersigned             , as bank/broker holding American Depositary Shares of Luxottica Group S.p.A., hereby certifies, under its own responsibility, as follows:

                       (name of beneficial owner of American Depositary Shares) is the beneficial owner of [no.]             American Depositary Shares of Luxottica Group S.p.A., held by the undersigned on his/her/its behalf, and such American Depositary Shares will be so held up to and including April 18, 2012. As a result of the foregoing, the undersigned will keep the deposited American Depositary Shares and will not release them to the aforementioned beneficial owner, nor will the undersigned consent to the assignment of the beneficial ownership of said American Depositary Shares until such date. You are hereby authorized to rely upon this certification in connection with the granting of a proxy to the aforementioned beneficial owner enabling him/her/it to attend the ordinary stockholders' meeting of Luxottica Group S.p.A., which will be held on April 27, 2012 on first call, or, failing the attendance of the required quorum, on April 28, 2012 on second call.

Kind regards,

ANNEX C

Form for HOLDERS

IMPORTANT NOTICE

ORDINARY MEETING OF STOCKHOLDERS
LUXOTTICA GROUP S.p.A.
TO BE HELD ON APRIL 27, 2012 ON FIRST CALL OR
ON APRIL 28, 2012 ON SECOND CALL
HOW TO ATTEND

Dear Holder of American Depositary Shares,

          As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary meeting (the "Meeting") of the stockholders of Luxottica Group S.p.A. (the "Company") will be held on April 27, 2012 on first call or, failing the attendance of the required quorum, on April 28, 2012 on second call, in either case in Milan, Italy, Via Cantù 2 (with access through Passaggio Centrale no. 2), at 11:00 a.m.

          The holders of American Depositary Shares ("ADSs") of the Company ("ADS Holders") are entitled either to:

          A.    instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective ADSs by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

          B.    attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the ADSs held by them.

          By this letter the Company wishes to provide the ADS Holders with instructions as to the requirements to be fulfilled by those Holders who wish to attend the Meeting and cast their vote personally.

          Pursuant to Italian law governing the Meeting, merely holding ADSs does not automatically permit the ADS Holders to attend the Meeting or to exercise voting rights.

          In light of the foregoing, all ADS Holders who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the ADS Holders with the requirements set forth below.

          All ADS Holders who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than April 22, 2012, at 12:00 p.m. (noon) Eastern Time with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the ADS Holders as part of the mailing of the Proxy Statement to all ADS Holders of record on March 16, 2012.

2.
A notice in the form of Schedule 1 hereto.

          Deutsche Bank Trust Company Americas has advised the Company that after the close of business on March 16, 2012, through and including April 18, 2012 (the record date, according to Italian Law, for holders of Ordinary Shares), it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs.

          Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the ADS Holder for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company in Milan, Italy, Via Cantù 2. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the ADS Holder being a holder of record of American Depositary Shares on April 18, 2012. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

          If the voting rights pertaining to the ADSs held by any ADS Holder have been exercised through the mailing of the Voting Instruction Card, the ADS Holder may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the ADS Holder shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

          Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Daniel Belean Corporate Actions Department Tel. +1 212-250-6612 Fax. +1 212-797-0327

SCHEDULE 1 TO ANNEX C

Form of Certification for HOLDERS

Deutsche Bank Trust Company Americas 60 Wall Street, New York, New York 10005 Attention: Daniel Belean Date: April , 2012

Dear Sirs,

          The undersigned                          , in its capacity as holder of [no.]              American Depositary Shares of Luxottica Group S.p.A. (the "ADSs"), hereby gives notice to Deutsche Bank Trust Company Americas that the undersigned wishes to attend personally the stockholders' meeting of Luxottica Group S.p.A. to be held on April 27, 2012 or, failing attendance of the required quorum, on April 28, 2012 (the "Meeting").

          The undersigned further certifies that it is a holder of ADSs as of April 18, 2012.

          You are hereby authorized to rely upon this certification in connection with the granting to Mr./Mrs./Ms.                           on behalf of the undersigned, of a proxy enabling said person to attend the Meeting of Luxottica Group S.p.A.

Kind regards,

ANNEX D

Proposal of the Board of Statutory Auditors of Luxottica Group S.p.A. recommending that additional fees be paid to the Company's independent registered public accounting firm PricewaterhouseCoopers S.p.A. as a result of the demerger of Luxottica S.r.l.

Dear Stockholders,

          In the second half of 2011, the partial demerger of the subsidiary company Luxottica S.r.l. in favor of Luxottica Group S.p.A. was approved, the effects of which came into force as of January 1, 2012.

          The demerger primarily involved the transfer of the following to the Company: (a) the management of brand licence and sub-licence agreements that Luxottica S.r.l was a part of and related activities including the selection and coordination phases of manufacturing and supply; and (b) the selling of glasses and products in the eyewear and similar sectors through wholesale and retail networks, carried out previously by Luxottica S.r.l and including the activities connected and instrumental thereto, including distribution and logistics.

          Therefore, as a result of the aforesaid extraordinary transaction, the independent registered public accounting firm, PricewaterhouseCoopers S.p.A. ("PWC"), entrusted with the auditing of the statutory financial statements of the fiscal year and the consolidated financial statements of Luxottica Group S.p.A. for the 2012-2020 fiscal years by virtue of the resolution of the stockholders' meeting of April 28, 2011, agreed with the management of the Company to transfer part of the remuneration initially provided for the statutory audit of Luxottica S.r.l. to Luxottica Group S.p.A. as it is estimated that PWC's level of commitment will be much higher compared to that contemplated by the resolutions passed during the previous meeting. Therefore, due to related higher auditing costs to be borne by Luxottica Group S.p.A. there will be an equivalent reduction of the costs to be borne by Luxottica S.r.l.

          In accordance with the provisions of paragraph 4.3 "Fees and other expenses" of the task proposal dated February 17, 2011, PWC has formulated a proposal to amend the previously approved remuneration, which was examined by the Board of Statutory Auditors in its meeting of February 14, 2012.

          The new proposed remuneration is recorded in the table below, together with an indication of the number of anticipated hours of work:

	2012-2020
ACTIVITY	HOURS/YEAR	ANNUAL PAYMENT / EUROS
Auditing of the statutory financial statements of Luxottica	865	75,000
Auditing of the consolidated financial statements	3,725	390,000
Verification of regular bookkeeping, correct recording of data and management-related issues	475	42,000
Limited review of the six-month financial report	1,560	157,000
Review of Form 20-F	1,180	106,000
Review of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act	1,155	100,000
TOTAL	8,960	870,000

          The contractual provisions of the PWC proposal, on the basis of which the task of auditing was granted by the Meeting of April 28, 2011, will remain unchanged for any matters that have not been provided for by the proposed amendment.

          The Board of Statutory Auditors of Luxottica Group examined PWC's proposal, met with the auditors and representatives of various corporate departments in order to acquire information on the further activities necessary for the audit as a result of the demerger and deemed that supplementing the remuneration is fair and adequate in light of the revised activities schedule and structure.

          Having taken the above into consideration, we propose that you pass the following resolution:

          "The Ordinary Meeting of Stockholders of Luxottica Group S.p.A.,

  •
  having acknowledged the offer submitted by PricewaterhouseCoopers S.p.A. to supplement the remuneration for the audit for the 2012-2020 fiscal years;

  •
  having examined the justified proposal of the Board of Statutory Auditors prepared in accordance with Italian Legislative Decree 39/2010;

  •
  having taken the increase in the auditing activities required of PricewaterhouseCoopers S.p.A. into consideration and deeming the request to supplement the remuneration for the execution of the task of auditing to be fair and adequate, resolves

  •
  to approve the proposal to supplement the remuneration submitted by PricewaterhouseCoopers, acknowledging that, for the nine-year period from 2012 to 2020;

  •
  the annual remuneration for the auditing of the statutory financial statements of Luxottica Group S.p.A. will amount to 75,000 euros;

  •
  the annual remuneration for the auditing of the consolidated financial statements will amount to 390,000 euros;

  •
  the annual remuneration for the verification of regular bookkeeping, correct recording of data and management-related issues will amount to 42,000 euros;

  •
  the annual remuneration for the limited review of the six-month financial report will amount to 157,000 euros;

  •
  the annual remuneration for the review of Form 20-F will amount to 106,000 euros; and

  •
  the annual remuneration for the review of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act will amount to 100,000 euros;

acknowledging that the further terms and conditions of PricewaterhouseCoopers' proposal remain unchanged, on the basis of which the task of auditing was granted by the Meeting of April 28, 2011."

Milan, February 28, 2012
The Board of Statutory Auditors

LUXOTTICA SRL
AGORDO, BELLUNO - ITALY

 LUXOTTICA BELGIUM NV
BERCHEM - BELGIUM

 LUXOTTICA FASHION BRILLEN VERTRIEBS GMBH
HAAR - GERMANY

 LUXOTTICA FRANCE SAS
VALBONNE - FRANCE

 LUXOTTICA GOZLUK ENDUSTRI VE TICARET AS
CIGLI - IZMIR - TURKEY

 LUXOTTICA HELLAS AE
PALLINI - GREECE

 LUXOTTICA IBERICA SA
BARCELONA - SPAIN

 LUXOTTICA NEDERLAND BV
HEEMSTEDE - HOLLAND

 LUXOTTICA OPTICS LTD
TEL AVIV - ISRAEL

 LUXOTTICA POLAND SP ZOO
KRAKOW - POLAND

 LUXOTTICA PORTUGAL - COMERCIO DE OPTICA SA
LISBOA - PORTUGAL

 LUXOTTICA (SWITZERLAND) AG
URTENEN, SCHONBUHL - SWITZERLAND

 LUXOTTICA CENTRAL EUROPE KFT
BUDAPEST - HUNGARY

 LUXOTTICA SOUTH EASTERN EUROPE LTD
NOVIGRAD - CROATIA

 SUNGLASS HUT (UK) LIMITED
LONDON - UK

 OAKLEY ICON LIMITED
DUBLIN - IRELAND
LUXOTTICA ExTrA LIMITED
DUBLIN - IRELAND

 LUXOTTICA TRADING AND FINANCE LIMITED
DUBLIN - IRELAND

 LUXOTTICA NORDIC AB
STOCKHOLM - SWEDEN

 LUXOTTICA U.K. LTD
LONDON - UNITED KINGDOM

 LUXOTTICA VERTRIEBSGESELLSCHAFT MBH
KLOSTERNEUBURG - AUSTRIA

 LUXOTTICA U.S. HOLDINGS CORP.
PORT WASHINGTON - NEW YORK (USA)

 LUXOTTICA USA LLC
PORT WASHINGTON - NEW YORK (USA)

 LUXOTTICA CANADA INC.
TORONTO - ONTARIO (CANADA)

 LUXOTTICA NORTH AMERICA DISTRIBUTION LLC
MASON - OHIO (USA)

 LUXOTTICA RETAIL NORTH AMERICA INC.
MASON - OHIO (USA)

 SUNGLASS HUT TRADING, LLC
MASON - OHIO (USA)

 EYEMED VISION CARE LLC
MASON - OHIO (USA)

 LUXOTTICA RETAIL CANADA INC.
TORONTO - ONTARIO (CANADA)

 OAKLEY, INC.
FOOTHILL RANCH - CALIFORNIA (USA)

 LUXOTTICA MEXICO SA DE CV
MEXICO CITY - MEXICO

 LUXOTTICA (CHINA) INVESTMENT CO. LTD.
SHANGHAI - CHINA
LUXOTTICA ARGENTINA SRL
BUENOS AIRES - ARGENTINA

 LUXOTTICA BRASIL PRODUTOS OTICOS E ESPORTIVOS LTDA
SAO PAULO - BRAZIL

 LUXOTTICA AUSTRALIA PTY LTD
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 OPSM GROUP PTY LIMITED
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 LUXOTTICA MIDDLE EAST FZE
DUBAI - DUBAI

 MIRARI JAPAN CO LTD
TOKYO - JAPAN

 LUXOTTICA SOUTH AFRICA PTY LTD
JOHANNESBURG - SOUTH AFRICA

 RAYBAN SUN OPTICS INDIA LIMITED
GURGAON - HARAYANA - INDIA

 SPV ZETA OPTICAL COMMERCIAL AND TRADING (SHANGHAI) CO., LTD
SHANGHAI - CHINA

 LUXOTTICA TRISTAR (DONGGUAN) OPTICAL CO LTD
DONG GUAN CITY, GUANGDONG - CHINA

 GUANGZHOU MING LONG OPTICAL TECHNOLOGY CO., LTD
GUANGZHOU CITY - CHINA

 SPV ZETA OPTICAL TRADING (BEIJING) CO., LTD
BEIJING - CHINA

 LUXOTTICA KOREA LTD
SEOUL - KOREA

 LUXOTTICA SOUTH PACIFIC HOLDINGS PTY LIMITED
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 OPTICAS GMO CHILE SA
SANTIAGO - CHILE

 TECNOL - TECNICA NACIONAL DE OCULOS LTDA
CAMPINAS - BRAZIL

www.luxottica.com

QuickLinks

  Exhibit 15.1